Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-79223 on Form S-8 of Metropolitan Bank of our report dated April 30, 2003 appearing in this Annual Report on Form 11-K of Metropolitan Bank and Trust 401(k) Plan for the year ended December 31, 2003.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Columbus, Ohio
June 28, 2004

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